Chardan North China Acquisition Corp.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Richard Propper, MD		The Equity Group Inc.
Chairman		Adam Prior
Chardan North China Acquisition Corp.		(212) 836-9606
(619) 795-4627		aprior@equityny.com
Devin Sullivan
(212) 836-9608
dsullivan@equityny.com
FOR IMMEDIATE RELEASE

CHARDAN NORTH CHINA ACQUISITION CORP. ANNOUNCES EXTENSION OF ACQUISITION DEADLINE
AND AMENDED TERMS TO THE ACQUISITION

San Diego, CA and Beijing, China - December 26, 2006 - Chardan North China Acquisition Corp. (OTCBB: CNCA, CNCAU, CNCAW) ("Chardan North") and its wholly-owned subsidiary, HLS Systems International Ltd. announced today that its agreement for the acquisition of Gifted Time Holdings, Ltd. (“Gifted Time”), a British Virgin Islands corporation, and its subsidiaries, Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited (collectively referred to as “HollySys”), set to expire on December 31, 2006, has been extended to August 10, 2007.

Wang Changli, the CEO of HollySys, stated, “I am extremely happy that we now have the time to conclude our transaction with Chardan North. We are moving closer to our goal of having a U.S. listing and are looking forward to being a publicly held, internationally recognized leader in automation controls.”

In addition, Gifted Time announced that it has successfully completed a U.S. $30 million non-dilutive mezzanine financing as part of a transaction to satisfy certain pre-existing obligations. On the acquisition of Gifted Time, Chardan North (through HLS Systems) will still issue 23.5 million shares and pay $30 million, but will issue an additional one million shares if Gifted Time earns operating after-tax profits for 2010 of US $61 million.

Chardan North has filed a Form 8K with the Securities and Exchange Commission describing the amendment. A copy of the filing in its entirety is available at www.sec.gov.

About Chardan North and HollySys

Chardan North China Acquisition Corp. is a blank check company incorporated in March 2005 to acquire an operating business based north of the Yangtze River in the People's Republic of China (“PRC”). On February 2, 2006, the Company announced a definitive stock purchase agreement pursuant to which it will acquire a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited (collectively referred to as “HollySys”). HollySys has become one of the leading automation systems providers in the PRC, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Chardan North China Acquisition Corp.	Page 2
December 26, 2006

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Chardan North, HollySys and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Chardan North's and HollySys’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which HollySys is engaged or the contemplated transaction; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chardan North's filings with the Securities and Exchange Commission, and the registration statement on Form S-4 (Reg. No. 333-132826) . The information set forth herein should be read in light of such risks. Neither Chardan North nor HollySys assumes any obligation to update the information contained in this press release.

In connection with the pending transaction, HLS Systems International Ltd. (“HLS Systems”) has filed with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus for the stockholders of Chardan North. The stockholders of Chardan North are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about HollySys, HLS Systems, Chardan North and the proposed transaction. The final Proxy Statement/Prospectus will be mailed to stockholders of Chardan North after the Registration Statement is declared effective by the SEC. Chardan North stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from Chardan North by directing a request to Lori Johnson c/o Chardan Capital, 625 Broadway, Suite 1111, San Diego, CA 92101.

HLS Systems, Chardan North and their respective directors and officers may be deemed to be participants in the solicitation of approvals from Chardan North stockholders in respect of the proposed transaction. Information regarding Chardan North’s participants will be available in the Proxy Statement /Prospectus. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Proxy Statement / Prospectus.

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